Exhibit 99.1

IDT WILL WORK TO RESTORE COMPLIANCE WITH NYSE LISTING REQUIREMENTS

(Newark, NJ; October 3, 2008)—IDT Corporation (NYSE: IDT; IDT.C) announced today that the New York Stock Exchange (NYSE) has notified the Company that it does not meet one of the NYSE’s continuing listing standards. On September 30, 2008, the Company received an NYSE Notice that its average global market capitalization over a consecutive thirty (30) day trading period was below the NYSE’s $100 million requirement. The Company has been verbally informed by the NYSE that its Common Stock fell below another NYSE requirement on October 2, 2008, namely that the average closing price of its Common Stock was below $1.00 over a consecutive thirty (30) day trading period. Assuming current share prices, the Company expects its Class B Common Stock to also fall below this $1.00 minimum price requirement in the coming days. The Company is awaiting formal written notice from the NYSE regarding its non-compliance with these other listing standards.

Under the NYSE’s applicable rules and regulations regarding the market capitalization, within forty-five (45) days from the receipt of the Notice (November 14, 2008), the Company must provide the NYSE a business plan that demonstrates its ability to achieve compliance with the NYSE’s market capitalization standard within eighteen (18) months from the receipt of the Notice. The NYSE will evaluate this Plan to determine whether the Company has made a reasonable demonstration in the Plan of an ability to conform to the relevant standard within eighteen (18) months. The NYSE will make such determination within forty-five (45) days of receipt of the proposed Plan. If the NYSE does not accept the Plan, it will promptly initiate suspension and delisting procedures. If the NYSE accepts the Plan, it will review IDT on a quarterly basis for compliance with the Plan. If the Company fails to meet the quarterly milestones set forth under the Plan or is not compliant with the continued listing standard within eighteen (18) months, its securities will be subject to suspension and delisting by the NYSE.

The Company intends to file such a business plan to cure with the NYSE.

The Company’s Common Stock and Class B Common Stock must each have an average thirty (30) trading day closing price at or above $1.00 within six (6) months from the date that the Company receives formal written notice of non-compliance from the NYSE. Should the Company fail to meet these standards at the expiration of the six (6) month period, the NYSE will commence suspension and delisting procedures.

IDT’s Class B Common Stock and Common Stock remain listed on the NYSE under the symbols IDT and IDT.C respectively, but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.

About IDT Corporation:

IDT Corporation (www.idt.net) is a multinational holding company with subsidiaries spanning several industries including: IDT Telecom, which provides telecommunications services to consumers and businesses, including prepaid and rechargeable calling cards, a range of voice over Internet protocol (VoIP) communications services, wholesale carrier services and local, long distance and wireless phone services; IDT Energy (www.idtenergy.com), which operates an Energy Services Company (ESCO) in New York State; IDT Carmel, which manages receivables portfolios and performs debt collection services; Zedge (www.zedge.net), which provides a web-based, worldwide destination for free, user-generated mobile content distribution and sharing; American Shale Oil Corporation (AMSO) (www.amso.net), which manages IDT’s U.S. oil shale initiative, and IDT Capital, whose portfolio of companies includes IDT Spectrum (www.idtspectrum.com), CTM Media Group (www.ctmmediagroup.com), and IDW Publishing (www.idwpublishing.com). IDT Corporation’s Class B Common Stock and Common Stock trade on the New York Stock Exchange under the ticker symbols IDT and IDT.C, respectively.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those with the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to IDT as of the date thereof, and IDT assumes no obligation to update any forward-looking statements or risk factors.

Investor Relations:

IDT Corporation

Bill Ulrey, 973-438-3838